EXHIBIT  5.1
LEGAL  OPINION

                       VIAL, HAMILTON, KOCH & KNOX, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
  THERE IS NO PROFESSIONAL RELATIONSHIP OF ANY KIND BETWEEN ROBERT G. VIAL AND
                       VIAL, HAMILTON, KOCH & KNOX, L.L.P.
                            ATTORNEYS AND COUNSELORS
                                1717 MAIN STREET
                                   SUITE 4400
                            DALLAS, TEXAS  75201-7388
                            TELEPHONE:  214-712-4400
                          D/FW METRO TEL.: 972-445-5375
                                FAX: 214-712-4402

     CRAIG  G.  ONGLEY
        214-712-4441
  E-MAIL:  CONGLEY@VIALAW.COM


                                                     July 08, 2002

Board  of  Directors
AgroCan  Corporation
Dominion  Centre
43  Queen's  Road  East,  Suite  706
Hong  Kong

RE:  AgroCan  Corporation

Gentlemen:

     I have acted as securities counsel for AgroCan Corporation ("AgroCan" or the "Company"). You have asked me to render this opinion to AgroCan.

     You  have  advised  me  that:

     1. AgroCan is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

     2. Steve Kwok has acted and will continue to act as business consultant to the Company.

     3. Alan J. Bent has acted and will continue to act as business consultant to the Company.

     4. In their capacity as business consultants, Alan J. Bent and Steve Kwok, have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for AgroCan's securities.

     5. AgroCan has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of AgroCan.

     6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of AgroCan.


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AgroCan  Corporation
Re:  Form  S-8
July  08,  2002
Page  2


     These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to me, it is my opinion that AgroCan may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

     I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Yours  truly,

                                        Vial, Hamilton, Koch & Knox, L.L.P.


                                        By:
                                            ------------------------------------
                                               Craig  Ongley


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